SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 13, 2012

OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On July 13, 2012 Otter Tail Corporation, a Minnesota corporation (the “Company”), prepaid in full its outstanding $50,000,000 Senior Note due November 30, 2017 (the “Cascade Note”) issued pursuant to the Note Purchase Agreement dated as of February 23, 2007 (as amended, the “Note Purchase Agreement”) between the Company (as assignee of Otter Tail Power Company, formerly known as Otter Tail Corporation) and Cascade Investment, L.L.C. (“Cascade”).  Immediately before the prepayment, the Cascade Note bore interest at 8.89% annually.

The price paid by the Company to prepay the Cascade Note was $63,030,931, which includes the principal amount of the Cascade Note, plus accrued interest to July 13, 2012 of $530,931 and a negotiated premium of $12,500,000 (which is less than the premium the Company would have been required to pay under the terms of the Note Purchase Agreement).  The Company used funds drawn on its existing credit facility to fund the prepayment.

Cascade owned approximately 9.6% of the Company’s outstanding Common Shares on December 31, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date:	July 16, 2012

		By	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer

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